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                                                                     EXHIBIT 3.2

                                    FORM OF

                           SECOND AMENDED AND RESTATED

                                   BYE-LAWS OF

                              ENSTAR GROUP LIMITED

                 (FORMERLY KNOWN AS CASTLEWOOD HOLDINGS LIMITED)

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                                TABLE OF CONTENTS

                                 INTERPRETATION
1.    Definitions

                                     SHARES
2.    Power to Issue Shares
3.    Power of the Company to Purchase its Shares
4.    Rights Attaching to Shares
5.    Calls on Shares
6.    Prohibition on Financial Assistance
7.    Forfeiture of Shares
8.    Share Certificates
9.    Fractional Shares

                             REGISTRATION OF SHARES
10.   Register of Members
11.   Registered Owner Absolute Owner
12.   Transfer of Registered Shares
13.   Transmission of Registered Shares

                           ALTERATION OF SHARE CAPITAL
14.   Power to Alter Capital
15.   Variation of Rights Attaching to Shares

                          DIVIDENDS AND CAPITALISATION
16.   Dividends
17.   Power to Set Aside Profits
18.   Method of Payment
19.   Capitalisation

                               MEETINGS OF MEMBERS
20.   Annual General Meetings
21.   Special General Meetings
22.   Requisitioned General Meetings
23.   Notice
24.   Giving Notice
25.   Postponement or Cancellation of General Meeting
26.   Attendance and Security at General Meetings
27.   Quorum at General Meetings
28.   Chairman to Preside
29.   Voting on Resolutions
30.   Power to Demand Vote on Poll
31.   Voting by Joint Holders of Shares
32.   Instrument of Proxy
33.   Representation of Corporate Member
34.   Adjournment of General Meeting
35.   Written Resolutions
36.   Directors' Attendance at General Meetings

                             DIRECTORS AND OFFICERS
37.   Election of Directors
38.   Classes of Directors
39.   Term of Office of Directors
40.   Alternate Directors
41.   Removal of Directors
42.   Vacancy in the Office of Director
43.   Remuneration of Directors
44.   Defect in Appointment of Director
45.   Directors to Manage Business
46.   Powers of the Board of Directors
47.   Register of Directors and Officers
48.   Officers
49.   Appointment of Officers
50.   Duties of Officers
51.   Remuneration of Officers
52.   Conflicts of Interest
53.   Indemnification and Exculpation of Directors and Officers

                       MEETINGS OF THE BOARD OF DIRECTORS
54.   Board Meetings
55.   Notice of Board Meetings
56.   Participation in Meetings by Telephone
57.   Quorum at Board Meetings
58.   Board to Continue in Event of Vacancy
59.   Chairman to Preside
60.   Written Resolutions
61.   Validity of Prior Acts of the Board

                                CORPORATE RECORDS
62.   Minutes
63.   Place Where Corporate Records Kept
64.   Form and Use of Seal

                                    ACCOUNTS
65.   Books of Account
66.   Financial Year End

                                     AUDITS
67.   Annual Audit
68.   Appointment of Auditors
69.   Remuneration of Auditors
70.   Duties of Auditors
71.   Access to Records
72.   Financial Statements
73.   Distribution of Auditors Report
74.   Vacancy in the Office of Auditor

                      VOLUNTARY WINDING-UP AND DISSOLUTION
75.   Winding-Up

                             CHANGES TO CONSTITUTION
76.   Changes to Bye-laws
77.   Discontinuance

                              CERTAIN SUBSIDIARIES
78.   Voting of Subsidiary Shares
79.   Bye-laws or Articles of Association of Certain Subsidiaries

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ENSTAR GROUP LIMITED                                                      Page 1

                                 INTERPRETATION

1.    DEFINITIONS

      1.1 In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

            Act                          the Companies Act 1981 as amended from
                                         time to time;

            Auditor                      includes an individual or partnership;

            Board the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

            Company the company for which these Bye-laws are approved and confirmed;

            Director                     a director of the Company;

            Group the Company and every company and other entity which is for the time being controlled by or under common control with the Company (for these purposes, "control" means the power to direct management or policies of the person in question, whether by means of an ownership interest or otherwise);

            Member the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

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ENSTAR GROUP LIMITED                                                      Page 2

            notice written notice as further provided in these Bye-laws unless otherwise specifically stated;

            Officer any person appointed by the Board to hold an office in the Company;

            Register of Directors and    the register of directors and officers
            Officers                     referred to in these Bye-laws;

            Register of Members          the register of members referred to in
                                         these Bye-laws;

            Resident Representative      any person appointed to act as resident
                                         representative and includes any deputy
                                         or assistant resident representative;
                                         and

            Secretary                    the person appointed to perform any or
                                         all of the duties of secretary of the
                                         Company and includes any deputy or
                                         assistant secretary and any person
                                         appointed by the Board to perform any
                                         of the duties of the Secretary.

      1.2   In these Bye-laws, where not inconsistent with the context:

            (a) words denoting the plural number include the singular number and vice versa;

            (b) words denoting the masculine gender include the feminine and neuter genders;

            (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

            (d)   the words:

                  (i)   "may" shall be construed as permissive; and

                  (ii)  "shall" shall be construed as imperative; and

            (e) unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.
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ENSTAR GROUP LIMITED                                                      Page 3

      1.3 In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

      1.4 Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

                                     SHARES

2.    POWER TO ISSUE SHARES

      2.1 Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine.

      2.2 Without limitation to the provisions of Bye-law 4, subject to the provisions of the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

3.    POWER OF THE COMPANY TO PURCHASE ITS SHARES

      The Company may purchase its own shares in accordance with the provisions of the Act on such terms as the Board shall think fit. The Board may exercise all the powers of the Company to purchase all or any part of its own shares in accordance with the Act.

4.    RIGHTS ATTACHING TO SHARES

      4.1 At the date these Bye-laws are adopted, the share capital of the Company shall be divided into three classes: (i) 100,000,000 ordinary shares of par value US$1.00 each (the "Common Shares"),
            (ii) 6,000,000 non-voting convertible ordinary shares of par value US$1.00 each (the "Non-Voting Convertible Common Shares") and (iii) 50,000,000 preference shares of par value US$1.00 each (the "Preference Shares").

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ENSTAR GROUP LIMITED                                                      Page 4

      4.2 The holders of Common Shares shall, subject to the provisions of these Bye-laws (including, without limitation, the rights attaching to Preference Shares):

                  (a)   be entitled to one vote per share;

                  (b) be entitled to such dividends as the Board may from time to time declare on a pari passu basis with the Non-Voting Convertible Common Shares;

                  (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company on a pari passu basis with the Non-Voting Convertible Common Shares; and

                  (d) generally be entitled to enjoy all of the rights attaching to shares.

      4.3 The holders of Non-Voting Convertible Common Shares shall, subject to the provisions of these Bye-laws (including, without limitation, the rights attaching to Preference Shares):

            (a) be entitled to such dividends as the Board may from time to time declare on a pari passu basis with the Common Shares;

            (b) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company on a pari passu basis with the Common Shares; and

            (c) generally be entitled to enjoy all of the rights attaching to Common Shares, but shall not be entitled to vote.

            Each Non-Voting Convertible Common Share shall be automatically converted into one Common Share, subject to any necessary adjustments for any share splits, dividends, recapitalizations, consolidations or similar transactions occurring in respect of the Common Shares or the Non-Voting Convertible Common Shares after the date of the adoption of these Bye-laws, immediately prior to any transfer by the registered holder of such Non-Voting Convertible Common Share, whether or not for value, except for transfers to a nominee or

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ENSTAR GROUP LIMITED                                                      Page 5

            Affiliate of such holder in a transfer that will not result in a change of beneficial ownership (as determined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended) or to a person that already holds Non-Voting Convertible Common Shares.

      4.4 The Board is authorised to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares or the Non-Voting Convertible Common Shares or, subject to the terms of any other series of Preference Shares, to vary the rights attached to any other series of Preference Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

            (a) the number of shares constituting that series and the distinctive designation of that series;

            (b) the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

            (c) whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

            (d) whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

            (e) whether or not the shares of that series shall be redeemable or repurchaseable, and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase,

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ENSTAR GROUP LIMITED                                                      Page 6

                  which amount may vary under different conditions and at different redemption or repurchase dates;

            (f) whether that series shall have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

            (g) the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

            (h) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series; and

            (i) any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

      4.5 Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorised and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

      4.6 At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board,

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ENSTAR GROUP LIMITED                                                      Page 7

            including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

      4.7   (a)   The voting power of all shares is hereby adjusted (and shall be automatically adjusted in the future) to the extent necessary so that there is no 9.5% U.S. Shareholder or 9.5%
                  Direct Foreign Shareholder Group. The Board shall implement the foregoing in the manner provided herein; provided, that the foregoing provision and the remainder of this Bye-law 4.7 shall not apply in the event that one Member of the Company owns greater than 75% of the issued and outstanding shares of the Company.

            (b) The Board shall from time to time, including prior to any time at which a vote of Members is taken, take all reasonable steps, including those specified in Bye-law 4.9, necessary to ascertain, through communications with Members or otherwise, whether there exists, or will exist at the time any vote of Members is taken, a Tentative 9.5% U.S. Shareholder or a Tentative 9.5% Direct Foreign Shareholder Group.

            (c) In the event that a Tentative 9.5% U.S. Shareholder exists, the aggregate votes conferred by shares held by a Member and treated as Controlled Shares of that Tentative 9.5% U.S. Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% U.S. Shareholder will constitute 9.5% of the voting power of all shares. In applying the previous sentence where shares held by more than one Member are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder, the reduction in votes shall apply to such Members in descending order according to their respective Attribution Percentages, provided, that in the event of a tie, the reduction shall apply first to the Member whose shares are Controlled Shares of the Tentative 9.5% U.S. Shareholder by virtue of the Tentative 9.5% U.S. Shareholder's economic interest in (as opposed to voting control with respect to) such shares. The adjustments of voting power described in this Bye-law shall apply repeatedly until there is no 9.5% U.S. Shareholder. The Board of Directors may deviate from any of the principles described in this Bye-law and determine that shares held by a Member shall carry different voting rights as it determines appropriate (1) to avoid the existence of any 9.5% U.S. Shareholder or (2) to

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ENSTAR GROUP LIMITED                                                      Page 8

                  avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other Member or its affiliates. For the avoidance of doubt, in applying the provisions of Bye-laws 4.7 through 4.10, a share may carry a fraction of a vote.

            (d) Immediately after completing the adjustment of voting power provided for in Bye-law 4.7(c), in the event that a Tentative 9.5% Direct Foreign Shareholder Group exists, the aggregate votes conferred by shares held by the Tentative 9.5% Direct Foreign Shareholder Group shall be reduced to the extent necessary to cause such Shareholder or Shareholders to no longer constitute a 9.5% Direct Foreign Shareholder Group.

            (e) "9.5% Direct Foreign Shareholder Group" means a shareholder that is not a U.S. Person or a group of commonly controlled shareholders that are not U.S. Persons, in either case who owns shares that constitute more than nine and one-half percent (9.5%) of the voting power of all shares of the Company and that are attributable to a U.S. Person under
                  Section 958 of the Code.

            (f) "Attribution Percentage" shall mean, with respect to a Member, the percentage of the Member's shares that are treated as Controlled Shares of a Tentative 9.5% Shareholder.

            (g) "Controlled Shares" in reference to any person means all shares of the Company directly, indirectly or constructively owned by such person as determined pursuant to Section 958 of the Code.

            (h) "9.5% U.S. Shareholder" means a "United States person" as defined in the Code (a "U.S. Person") whose Controlled Shares constitute more than nine and one-half percent (9.5%) of the voting power of all shares of the Company and who would be generally required to recognize income with respect to the Company under Section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

            (i) "Tentative 9.5% U.S. Shareholder" means a U.S. Person that, but for adjustments to the voting rights of shares pursuant to Bye-laws 4.7 through 4.8, would be a 9.5% U.S. Shareholder.

            (j) "Tentative 9.5% Direct Foreign Shareholder Group" means a shareholder that is not a U.S. Person or a group of commonly controlled shareholders that are not U.S. Persons

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ENSTAR GROUP LIMITED                                                      Page 9

                  that, but for adjustments to the voting rights of shares pursuant to Bye-laws 4.7 through 4.8, would be a 9.5% Direct Foreign Shareholder Group.

      4.8 In addition to the provisions of Bye-law 4.7, any shares shall not carry any right to vote to the extent that the Board of Directors determines, in its reasonable discretion, that it is necessary that such shares should not carry the right to vote in order to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other Member or its affiliates, provided, that no adjustment pursuant to this sentence shall cause any person to become a 9.5% U.S. Shareholder or a 9.5% Direct Foreign Shareholder Group.

      4.9 Prior to any date on which Members shall vote on any matter, the Board of Directors shall (a) retain the services of an internationally recognized accounting firm or organization with comparable professional capabilities in order to assist the Company in applying the principles of Bye-laws 4.7 through 4.10, (b) obtain from such firm or organization a statement describing the information obtained and procedures followed and setting forth the determinations made with respect to Bye-laws 4.7 through 4.10 and
            (c) notify each Member of the voting power conferred by its shares determined in accordance with Bye-laws 4.7 through 4.10.

      4.10  (a)   Subject to the provisions of this Bye-law 4.10, the Company shall have the authority to reasonably request from any Member, and such Member shall promptly provide to the Company, such information as the Company may reasonably request for the purpose of (i) determining whether any Member's voting rights are to be adjusted pursuant to Bye-laws 4.7 though 4.10, (ii) determining whether the Company would realize any income that would be included in the income of any Member (or any interest holder, whether direct or indirect, of any Member) by operation of Section 953(c) of the Code and (iii) determining whether the Company or any of its subsidiaries would be entitled to the benefits of a tax treaty.

            (b) Any information provided by each Member to the Company pursuant to this Bye-law 4.10 shall be deemed "confidential information" (the "Confidential Information") and shall be used by the Company solely for the purposes contemplated by this Bye-law 4.10 (except as otherwise may be required by applicable law or regulation). The Company shall hold such Confidential Information in strict confidence and shall not disclose any Confidential Information that it receives, except
                  (i) to the U.S. Internal Revenue Service

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ENSTAR GROUP LIMITED                                                     Page 10

                  (the "Service") if and to the extent the Confidential information is required by the Service, (ii) to any outside legal counsel or accounting firm engaged by the Company to make determinations pursuant to Bye-laws 4.7 though 4.10,
                  (iii) to directors, officers and employees of the Company and
                  (iv) as otherwise required by law or regulation. The Company shall take measures reasonably practicable to provide for the continued confidentiality of the Confidential Information and shall grant the persons referred to in the preceding clauses
                  (ii) and (iii) access to the Confidential Information only (x) to the extent necessary, as appropriate, to allow them to assist the Company in any analysis required pursuant to Bye-laws 4.7 through 4.10, (y) to determine whether the Company would realize any income that would be included in the income of any Member (or any interest holder, whether direct or indirect, of any Member) by operation of Section 953(e) of the Code and (z) to determine whether the Company or any of its subsidiaries would be entitled to the benefits of a tax treaty. Prior to granting access to the Confidential Information to any such persons, the Company shall inform them of the information's confidential nature and of the provisions of this Bye-law 4.10 and shall require them to abide by all the provisions hereof. For the avoidance of doubt, the Company shall be permitted to disclose to the Members and others the relative voting percentages of the Members after application of Bye-laws 4.7 though 4.10. At the written request of a Member, the Confidential Information of such Member shall be destroyed or returned to such Member after the later to occur of (i) such Member no longer being a Member or (ii) the expiration of the applicable statute of limitations with respect to any Confidential Information obtained for purposes of engaging in any tax related analysis.

            (c) The Company shall (i) notify a Member of the existence, terms and circumstances surrounding any request made to the Company to disclose any Confidential Information provided by or with respect to such Member and, prior to such disclosure, shall permit, if practicable, such Member a reasonable period of time to seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Bye-law 4.10, and (ii) if, in the absence of a protective order, such disclosure is required in the reasonable opinion of counsel to the Company, the Company shall make such disclosure without liability hereunder; provided that the Company shall use commercially reasonable efforts to furnish only that portion of the Confidential Information that is legally required, shall give such Member notice of the information to be disclosed as far in advance of its disclosure as practicable and, upon the reasonable request of such Member and at its expense, shall use commercially reasonable efforts to ensure that confidential treatment will be accorded to all such disclosed information.

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ENSTAR GROUP LIMITED                                                     Page 11

            (d) The Board may rely in good faith exclusively on the analysis, deliberation, reports and other communications of those persons specified in Bye-law 4.10(b) with respect to the collection, disclosure or use of the Confidential Information, including, but not limited to (i) determining whether the Company would realize any income that would be included in the income of any Member (or any interest holder, whether direct or indirect, of any Member) by operation of Section 953(c) of the Code or implementing any provisions of these Bye-laws and
                  (ii) determining whether the Company or any of its subsidiaries would be entitled to the benefits of a tax treaty.

            (e) If any Member fails to respond to a reasonable request for information by the Company pursuant to Bye-law 4.10(a) within seven business days of such request, or submits incomplete or inaccurate information in response to such a reasonable request, the Directors may in their reasonable discretion (after considering the circumstances described in any response to the request by the Member and providing the Member with a cure period of such length as the Board may reasonably determine under the circumstances) determine that such Member's shares shall carry no voting rights in which case such shares shall not carry any voting rights until otherwise determined by the Directors in their reasonable discretion.

            (f) Any holder of shares that is a corporation, partnership, limited liability company or other entity or a U.S. Person shall give notice to the Company within ten days following the date that such holder acquires actual knowledge that it is the owner of Controlled Shares that constitute 9.5% or more of the voting power of all shares.

            (g) Notwithstanding the foregoing, no Member shall be liable to any other Member or the Company for any losses or damages resulting from such Member's failure to respond to, or submission of incomplete or inaccurate information in response to, a request under subparagraph (a) of this Bye-law or from such Member's failure to give notice under subparagraph (b) of this Bye-law.

5.    CALLS ON SHARES

      5.1 The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such

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ENSTAR GROUP LIMITED                                                     Page 12

            rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

      5.2 Any sum which by the terms of allotment of a share becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be a call duly made and payable, on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

      5.3 The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

      5.4 The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

6.    PROHIBITION ON FINANCIAL ASSISTANCE

      The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of the acquisition or proposed acquisition by any person of any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted under the Act.

7.    FORFEITURE OF SHARES

      7.1 If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

            Notice of Liability to Forfeiture for Non-Payment of Call
                      Enstar Group Limited (the "Company")

            You have failed to pay the call of [amount of call] made on the [ ] day of [ ], 20[ ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the

ENSTAR GROUP LIMITED                                                     Page 13

            Company, on the [ ] day of [ ], 20[ ], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [ ] day of [ ], 20[ ] at the registered office of the Company the share(s) will be liable to be forfeited.

            Dated this [ ] day of [ ], 20[ ]

            ___________________________________________________
            [Signature of Secretary] By Order of the Board

      7.2 If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

      7.3 A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

      7.4 The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.    SHARE CERTIFICATES

      8.1 Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

      8.2 The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

ENSTAR GROUP LIMITED                                                     Page 14

      8.3 If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

9.    FRACTIONAL SHARES

      The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

                             REGISTRATION OF SHARES

10.   REGISTER OF MEMBERS

      10.1 The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

      10.2 The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

11.   REGISTERED HOLDER ABSOLUTE OWNER

      The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

12.   TRANSFER OF REGISTERED SHARES

      12.1 An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

ENSTAR GROUP LIMITED                                                     Page 15

                          Transfer of a Share or Shares
                      Enstar Group Limited (the "Company")

            FOR VALUE RECEIVED....................[amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] of shares of the Company.

            DATED this [ ] day of [ ], 20[ ]

            Signed by:                             In the presence of:

            _____________________________          _____________________________
            Transferor                             Witness

            _____________________________          _____________________________
            Transferee                             Witness

      12.2 Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

      12.3 The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

      12.4 The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

      12.5 The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

      12.6 Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

ENSTAR GROUP LIMITED                                                     Page 16

      12.7  (a)   The Directors may decline to register any transfer of shares if it appears to the Directors, in their reasonable discretion, after taking into account, among other things, the limitation on voting rights contained in these Bye-laws, that any non-de minimis adverse tax, regulatory or legal consequence to the Company, any subsidiary of the Company, or any other holder of shares or its Affiliates would result from such transfer (including if such consequence arises as a result of any such U.S. Person owning Controlled Shares that constitute 9.5% or more of the value of the Company or the voting shares of the Company (but subject to the provisions of Bye-laws 4.7 through 4.10)). The Directors shall have the authority to reasonably request from any holder of shares, and such holder of shares shall provide, such information as the Directors may reasonably request for the purpose of determining whether any transfer should be permitted.

            (b) Subject to any applicable requirements of the Nasdaq National Market or other quotation system or exchange, the Directors
                  (a) may decline to register any transfer of shares, unless (i) a written opinion from counsel reasonably acceptable to the Company shall have been obtained to the effect that registration of such shares under the U.S. Securities Act of 1933, as amended, is not required or (ii) an effective registration statement under the U.S. Securities Act of 1933, as amended, is in place covering the shares to be transferred and (b) shall decline to register any transfer of shares if the transferee shall not have been approved by applicable governmental authorities if such approval is required in respect of such transfer.

            (c) If the Board refuses to register a transfer of any share the Secretary shall, within ten business days after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice detailing the nature of the refusal.

13.   TRANSMISSION OF REGISTERED SHARES

      13.1 In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly

ENSTAR GROUP LIMITED                                                     Page 17

            held by such deceased Member with other persons. Subject to the provisions of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its reasonable discretion, decide as being properly authorised to deal with the shares of a deceased Member.

      13.2 Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

     Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

                      Enstar Group Limited (the "Company")

            I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

            DATED this [ ] day of [ ], 20[ ]

            Signed by:                             In the presence of:

            _____________________________          _____________________________
            Transferor                             Witness

            _____________________________          _____________________________
            Transferee                             Witness

      13.3 On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to

ENSTAR GROUP LIMITED                                                     Page 18

            decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

      13.4 Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

      13.5 If the Directors in their reasonable discretion determine that share ownership by any person may result in a non-de minimis adverse tax, legal or regulatory consequence to the Company, any subsidiary of the Company, or any other holder of shares or its Affiliates (including if such consequence arises as a result of any such U.S. Person owning Controlled Shares that constitute 9.5% or more of the value of the Company or the voting shares of the Company (but subject to the provisions of Bye-laws 4.7 through 4.10)), the Company will have the option but not the obligation to repurchase or assign to a third party the right to purchase the minimum number of shares held by such person which is necessary to eliminate such non-de minimis adverse tax, legal or regulatory consequence at a price determined in the good faith discretion of the Directors to represent such shares' fair market value; provided, that (a) if the shares are not traded on a quotation system or securities exchange in or outside the United States, the fair market value per share shall be determined by the Directors without a minority discount and without a liquidity discount or (b) if the shares are traded on a quotation system or securities exchange, the fair market value per share shall be determined by the Directors based on the average of the last sales price per share or if there is none, the average of the bid and asked price per share, without a minority discount and without a liquidity discount, in each case for the eight business days prior to the repurchase date. If a Member disagrees with any price so determined by the Board, the fair market value per share will be determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to such Member.

                           ALTERATION OF SHARE CAPITAL

14.   POWER TO ALTER CAPITAL

ENSTAR GROUP LIMITED                                                     Page 19

      14.1 The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

      14.2 Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

15.   VARIATION OF RIGHTS ATTACHING TO SHARES

      If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

                          DIVIDENDS AND CAPITALISATION

16.   DIVIDENDS

      16.1 The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

      16.2 The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

      16.3 The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

ENSTAR GROUP LIMITED                                                     Page 20

      16.4 The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

17.   POWER TO SET ASIDE PROFITS

      The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

18.   METHOD OF PAYMENT

      18.1 Any dividend or other monies payable in respect of a share may be paid by cheque or warrant sent through the post directed to the address of the Member in the Register of Members (in the case of joint Members, the senior joint holder, seniority being determined by the order in which the names stand in the Register of Members), or by direct transfer to such bank account as such Member may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to such persons as the Member may direct, and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

      18.2 The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

      18.3 Any dividend and or other monies payable in respect of a share which has remained unclaimed for 7 years, or such other period of time as may be required pursuant to the listing standard of the Nasdaq National Market or such other quotation system or exchange applicable to the Company's shares from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the Company a trustee in respect thereof.

ENSTAR GROUP LIMITED                                                     Page 21

      18.4 The Company shall be entitled to cease sending dividend cheques and warrants by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member's new address. The entitlement conferred on the Company by this Bye-law
            18.4 in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or warrant.

19.   CAPITALISATION

      19.1 The Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro-rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.

      19.2 The Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                               MEETINGS OF MEMBERS

20.   ANNUAL GENERAL MEETINGS

      The annual general meeting of the Company shall be held in each year (other than the year of incorporation) at such time and place as the President or the Chairman or the Board shall appoint.

21.   SPECIAL GENERAL MEETINGS

      The President or the Chairman or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary.

22.   REQUISITIONED GENERAL MEETINGS

      The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid up share capital of the Company as at the date of the deposit

ENSTAR GROUP LIMITED                                                     Page 22

      carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of the Act shall apply.

23.   NOTICE

      23.1 At least ten days' notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

      23.2 At least ten days' notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

      23.3 The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

      23.4 A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

      23.5 The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

24.   GIVING NOTICE

      24.1 A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

ENSTAR GROUP LIMITED                                                     Page 23

      24.2 Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

      24.3 Save as provided by Bye-law 24.4, any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, at the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method as the case may be.

      24.4 Mail notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail of any member state of the European Union, the United States, or Bermuda.

      24.5 The Company shall be under no obligation to send a notice or other document to the address shown for any particular Member in the Register of Members if the Board considers that the legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which that address is situated are such that it is necessary or expedient not to send the notice or document concerned to such Member at such address and may require a Member with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.

25.   POSTPONEMENT OR CANCELLATION OF GENERAL MEETING

      The Chairman or the President may, and the Secretary on instruction from the Chairman or the President shall, postpone or cancel any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed or cancelled meeting shall be given to the Members in accordance with the provisions of these Bye-laws.

ENSTAR GROUP LIMITED                                                     Page 24

26.   ATTENDANCE AND SECURITY AT GENERAL MEETINGS

      26.1 Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

      26.2 The Board may, and at any general meeting, the chairman of such meeting may, make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board is, and at any general meeting, the chairman of such meeting is, entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

27.   QUORUM AT GENERAL MEETINGS

      27.1 At any general meeting of the Company two or more persons present in person throughout the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company shall form a quorum for the transaction of business.

      27.2 If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. If the meeting shall be adjourned to the same day one week later or the Secretary shall determine that the meeting is adjourned to a specific date, time and place, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting being adjourned. If the Secretary shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

ENSTAR GROUP LIMITED                                                     Page 25

28.   CHAIRMAN TO PRESIDE

      Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, and if not the President, shall act as chairman at all meetings of the Members at which such person is present. In their absence, the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.   VOTING ON RESOLUTIONS

      29.1 Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

      29.2 No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

      29.3 At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person at such meeting and every person holding a valid proxy at such meeting shall have one vote for each share entitled to vote at the meeting of which such person is the holder or for which such person holds a proxy and shall cast such vote by raising his or her hand.

      29.4 At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

      29.5 At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings

ENSTAR GROUP LIMITED                                                     Page 26

            of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

30.   POWER TO DEMAND A VOTE ON A POLL

      30.1 Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

            (a)   the chairman of such meeting; or

            (b) at least three Members present in person or represented by proxy; or

            (c) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

            (d) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

      30.2 Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person at such meeting and every person holding a valid proxy at such meeting shall have one vote for each share entitled to vote at the meeting of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

      30.3 A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place at such meeting as the chairman (or acting chairman) of

ENSTAR GROUP LIMITED                                                     Page 27

            the meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

      30.4 Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

31.   VOTING BY JOINT HOLDERS OF SHARES

      In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

32.   INSTRUMENT OF PROXY

      32.1 A Member may appoint a proxy by (a) an instrument appointing a proxy in writing in substantially the following form or such other form as the Board may determine from time to time:

                                      Proxy
                      Enstar Group Limited (the "Company")

            I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on the [ ] day of [ ], 200[ ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

            Signed this [ ] day of [ ], 20[ ]
            _______________________________________

            Member(s)

ENSTAR GROUP LIMITED                                                     Page 28

            or (b) such telephonic, electronic or other means as may be approved by the Board from time to time.

      32.2 The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted shall be invalid.

      32.3 A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

      32.4 The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

33.   REPRESENTATION OF CORPORATE MEMBER

      33.1 A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Members and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

      33.2 Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

34.   ADJOURNMENT OF GENERAL MEETING

      34.1 The chairman of any general meeting at which a quorum is present may with the consent of Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy), adjourn the meeting.

ENSTAR GROUP LIMITED                                                     Page 29

      34.2 In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

            (a) it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

            (b) the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

            (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

      34.3 Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

35.   WRITTEN RESOLUTIONS

      35.1 Subject to the following, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

      35.2 A resolution in writing may be signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or all the Members of the relevant class thereof, in as many counterparts as may be necessary.

      35.3 A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

ENSTAR GROUP LIMITED                                                     Page 30

      35.4 A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

      35.5  This Bye-law shall not apply to:

            (a) a resolution passed to remove an auditor from office before the expiration of his term of office; or

            (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office.

      35.6 For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

36.   DIRECTORS ATTENDANCE AT GENERAL MEETINGS

      The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

                             DIRECTORS AND OFFICERS

37.   ELECTION OF DIRECTORS

      37.1 The Board shall consist of such number of Directors being not less than five Directors and not more than such maximum number of Directors, not exceeding fifteen Directors, as the Board may from time to time determine. A majority of the Board shall consist of Directors who are not residents of the United Kingdom or Switzerland. Subject to the Companies Act and these Bye-laws, the Directors shall be elected or appointed by the Company by resolution and shall serve for such term as the Company by resolution may determine, or in the absence of such determination, until the termination of the next annual general meeting following their appointment. All Directors, upon election or appointment (except upon re-election at an annual general meeting) must provide written acceptance of their appointment, in such form as the

ENSTAR GROUP LIMITED                                                     Page 31

            Board may think fit, by notice in writing to the Company's registered office within thirty (30) days of their appointment.

      37.2 The Board may propose any person for election as a Director and may from time to time establish procedures to receive nominations from a Member of persons for election as Directors. Only persons who are proposed or nominated in accordance with this Bye-law shall be eligible for election as Directors.

      37.3 Where the number of persons validly proposed for re-election or election as a Director is greater than the number of Directors to be elected, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

      37.4 At any general meeting the Board may fill any vacancy left unfilled at such general meeting.

38.   CLASSES OF DIRECTORS

      The Directors shall be divided into three classes designated Class I, Class II and Class III. Each class of Directors shall consist, as nearly as possible, of one third of the total number of Directors constituting the entire Board.

39.   TERM OF OFFICE OF DIRECTORS

      Each Director shall serve for a term ending on the date of the third annual general meeting of shareholders next following the annual general meeting at which such Director was elected, provided, that (i) Directors initially designated by the Board as Class I Directors shall serve for an initial term ending on the date of the first annual general meeting of Members next following the effectiveness of their designation as Class I Directors, (ii) Directors initially designated by the Board as Class II Directors shall serve for an initial term ending on the date of the second annual general meeting of Members next following the effectiveness of their designation Class II Directors, and (iii) Directors initially designated by the Board as Class III Directors shall serve for an initial term ending on the date of the third annual general meeting of Members next following the effectiveness of their designation as Class III Directors. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible,

ENSTAR GROUP LIMITED                                                     Page 32

      and any Director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other Directors of that class, but in no case shall a decrease in the number of Directors shorten the term of any Director then in office. A Director shall hold office until the annual general meeting for the year in which his term expires, subject to his office being vacated pursuant to Bye-law 42.

40.   ALTERNATE DIRECTORS

      There shall be no alternate Directors, and no Member or Director shall have a right to designate any person to attend meetings of the Board or Board committees as a non-voting observer, except with the concurrence of a majority of the Board or committee members in attendance at such meeting.

41.   REMOVAL OF DIRECTORS

      41.1 Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director, only with cause, by the affirmative vote of Members holding at least a majority of the total combined voting power of all issued and outstanding Common Shares after giving effect to any reduction in voting power acquired under Bye-laws 4.7 and 4.8, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director's removal.

      41.2 If a Director is removed from the Board under the provisions of this Bye-law, the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.

      41.3 For the purpose of Bye-law 41.1, "cause" shall mean a conviction for a criminal offence involving dishonesty or engaging in conduct which brings the Director or the Company into disrepute and which results in material financial detriment to the Company.

ENSTAR GROUP LIMITED                                                     Page 33

42.   VACANCY IN THE OFFICE OF DIRECTOR

      42.1  The office of Director shall be vacated if the Director:

            (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

            (b)   is or becomes of unsound mind or dies; or

            (c)   resigns his office by notice in writing to the Company.

      42.2 Subject to Bye-law 41.2, the Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board as permitted by these Bye-laws.

43.   REMUNERATION OF DIRECTORS

      The remuneration (if any) of the Directors shall be deemed to accrue from day to day and shall be determined by the Board or a committee thereof. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

44.   DEFECT IN APPOINTMENT OF DIRECTOR

      All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

45.   DIRECTORS TO MANAGE BUSINESS

      The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by

ENSTAR GROUP LIMITED                                                     Page 34

      these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws and the provisions of any statute.

46.   POWERS OF THE BOARD OF DIRECTORS

      The Board may:

            (a) appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

            (b) exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

            (c) appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

            (d) appoint a person to act as manager of the Company's day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

            (e) by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company;

ENSTAR GROUP LIMITED                                                     Page 35

            (f) procure that the Company pays all expenses incurred in promoting and incorporating the Company;

            (g) delegate any of its powers (including the power to sub-delegate) to a committee appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

            (h) delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

            (i) present any petition and make any application in connection with the liquidation or reorganisation of the Company;

            (j) in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

            (k) authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

47.   REGISTER OF DIRECTORS AND OFFICERS

      The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

48.   OFFICERS

      The Officers shall consist of a President and a Vice President or a Chairman and a Deputy Chairman, a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

ENSTAR GROUP LIMITED                                                     Page 36

49.   APPOINTMENT OF OFFICERS

      The Board shall appoint a President and Vice President or a Chairman and Deputy Chairman. The Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

50.   DUTIES OF OFFICERS

      The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

51.   REMUNERATION OF OFFICERS

      The Officers shall receive such remuneration as the Board may determine.

52.   CONFLICTS OF INTEREST

      52.1 Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director's firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director's firm, partner or company to act as Auditor to the Company.

      52.2 A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

      52.3 Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

53.   INDEMNIFICATION AND EXCULPATION OF DIRECTORS AND OFFICERS

      53.1 The Directors, Secretary and other Officers (such term to include any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company, any subsidiary thereof and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them,

ENSTAR GROUP LIMITED                                                     Page 37

            and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in which any of such persons is found, in a final judgment or decree not subject to appeal, to have committed fraud or dishonesty. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

      53.2 The Company may purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability incurred by him under the Act in his capacity as a Director or Officer of the Company or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

                       MEETINGS OF THE BOARD OF DIRECTORS

54.   BOARD MEETINGS

      The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit, provided any such meetings shall occur in Bermuda. Subject to the provisions of these Bye-

ENSTAR GROUP LIMITED                                                     Page 38

      laws, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

55.   NOTICE OF BOARD MEETINGS

      The Chairman or a majority of the Directors may, and the Secretary on the requisition of such Directors shall, at any time summon a meeting of the Board upon at least five days' prior notice, stating the date, place and time at which the meeting is to be held. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director's last known address or any other address given by such Director to the Company for this purpose.

56.   PARTICIPATION IN MEETINGS BY TELEPHONE

      Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, provided, that no Director may participate by telephone, electronic or other communication facilities from the United Kingdom, the United States or Switzerland, and participation in such a meeting shall constitute presence in person at such meeting.

57.   QUORUM AT BOARD MEETINGS

      The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors.

58.   BOARD TO CONTINUE IN THE EVENT OF VACANCY

      The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company; or (ii) preserving the assets of the Company.

ENSTAR GROUP LIMITED                                                     Page 39

59.   CHAIRMAN TO PRESIDE

      Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, and if not, the President shall act as chairman at all meetings of the Board at which such person is present. In their absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by the Directors present at the meeting.

60.   WRITTEN RESOLUTIONS

      A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

61.   VALIDITY OF PRIOR ACTS OF THE BOARD

      No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

                                CORPORATE RECORDS

62.   MINUTES

      The Board shall cause minutes to be duly entered in books provided for the purpose:

            (a)   of all elections and appointments of Officers;

            (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

            (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.

63.   PLACE WHERE CORPORATE RECORDS KEPT

      Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

ENSTAR GROUP LIMITED                                                     Page 40

64.   FORM AND USE OF SEAL

      64.1 The seal of the Company shall be in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

      64.2 The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for that purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

                                    ACCOUNTS

65.   BOOKS OF ACCOUNT

      65.1 The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

            (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

            (b)   all sales and purchases of goods by the Company; and

            (c)   all assets and liabilities of the Company.

      65.2 Such records of account shall be kept at the registered office of the Company, or subject to the provisions of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

66.   FINANCIAL YEAR END

      The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

ENSTAR GROUP LIMITED                                                     Page 41

                                     AUDITS

67.   ANNUAL AUDIT

      Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

68.   APPOINTMENT OF AUDITORS

      68.1 Subject to the provisions of the Act, at the annual general meeting or at a subsequent special general meeting in each year, the Members shall appoint an independent representative of the Members to serve as the registered independent accounting firm that acts as Auditor of the accounts of the Company.

      68.2 The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

69.   REMUNERATION OF AUDITORS

      The remuneration of the Auditor shall be fixed by the Audit Committee of the Board or in such manner as the Members may determine.

70.   DUTIES OF AUDITORS

      70.1 The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

      70.2 The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

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ENSTAR GROUP LIMITED                                                     Page 42

71.   ACCESS TO RECORDS

      The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

72.   FINANCIAL STATEMENTS

      Subject to any rights to waive laying of accounts pursuant to the provisions of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

73.   DISTRIBUTION OF AUDITORS REPORT

      The report of the Auditor shall be submitted to the Members in general meeting.

74.   VACANCY IN THE OFFICE OF AUDITOR

      If the office of Auditor becomes vacant by the resignation or death or the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the vacancy thereby created shall be filled in accordance with the Act.

                      VOLUNTARY WINDING-UP AND DISSOLUTION

75.   WINDING-UP

      If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

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ENSTAR GROUP LIMITED                                                     Page 43

                             CHANGES TO CONSTITUTION

76.   CHANGES TO BYE-LAWS

      No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members.

77.   DISCONTINUANCE

      The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.

                              CERTAIN SUBSIDIARIES

78.   VOTING OF SUBSIDIARY SHARES

      Notwithstanding any other provision of these Bye-laws to the contrary, if the Company or a Subsidiary of the Company, as the case may be, is required or entitled to vote at a general meeting of any direct or indirect subsidiary of the Company, the Directors shall refer the subject matter of any vote regarding the appointment, removal or remuneration of directors to the Members of the Company on a poll (subject to Bye-laws 4.7 through 4.10) and seek authority from the Members for the Company's or the Subsidiary's, as the case may be, corporate representative or proxy to vote in favour of the resolution proposed by the subsidiary. The Directors shall cause the Company's or the Subsidiary's, as the case may be, corporate representative or proxy to vote the Company's or the Subsidiary's shares in the subsidiary (with respect to a resolution covered by the foregoing sentence) pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company's or the Subsidiary's, as the case may be, corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the subsidiary.

79.   BYE-LAWS OR ARTICLES OF ASSOCIATION OF CERTAIN SUBSIDIARIES

      The Board in its discretion shall require that the Bye-laws or Articles of Association of each subsidiary of the Company, organized under the laws of a jurisdiction outside the United States of America, shall contain provisions substantially similar to Bye-law 78. The Company shall enter into agreements with each such subsidiary, as reasonably necessary, to effectuate or implement this Bye-law.